UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2006, based upon the recommendations of its management and the audit committee of its board of directors, the board of directors of American Media Operations, Inc. (the “Company”) concluded that the Company’s previously issued financial statements included or otherwise summarized in its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (including the accompanying report of the Company’s independent registered public accounting firm) and its Quarterly Report on Form 10-Q for each of the quarters ended June 30, 2005 and September 30, 2005 should no longer be relied upon. As a result of this conclusion the Company intends to restate such financial statements (“Restatement”). The Company expects to file the restated financial statements with the Securities and Exchange Commission (“SEC”) by June 28, 2006.

Currently, the Company believes that the Restatement will primarily address reclassifications related to accounting for display rack costs, which are expected to result in a reduction of the Company’s revenues, but not change operating income and net income, and not impact Debt Covenant EBITDA (as defined below). Other than the potential tax benefit described below, this matter will have no impact on historical cash balances. In addition, the Company believes that the Restatement will reflect other miscellaneous less significant adjustments that the Company has identified to date.

The Company’s estimated impact to financial results of operations resulting from the Restatement are described under Item 7.01 below and have been prepared by the Company’s management and represent management’s preliminary assessment of the Restatement. Until this assessment is finalized, however, it is subject to change.

As a result of the decision to restate, the Company sought and, as of February 13, 2006, was granted a waiver (the “Waiver”) under the Credit Agreement, dated as of January 30, 2006 (the “Credit Agreement”), by and among the Company, American Media, Inc., Deutsche Bank Securities Inc., as the Syndication Agent, Bear Stearns Corporate Lending Inc., General Electric Capital Corporation and Lehman Commercial Paper Inc., as Documentation Agents, and JP Morgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement allows for term loans, revolving loans, swingline loans and letters of credit in an aggregate principal amount of up to $510 million.

The Waiver provides for, among other things, the waiver of certain specified defaults or events of default that may occur under the Credit Agreement as a result of the Restatement so long as the Restatement does not result in changes in operating income and Consolidated EBITDA (calculated in accordance with the Credit Agreement) (“Debt Covenant EBITDA”) in excess of certain specified amounts. The Waiver also provides for (a) an extension of the period for delivery of the financial statements for the quarter ended December 31, 2005, until June 28, 2006 (at which point the restated financial statements for prior periods must also be delivered), (b) the waiver of any cross default resulting from any failure by the Company to comply with the indentures governing its senior subordinated notes by failing to timely file its periodic reports with the SEC unless the trustee or the noteholders deliver a notice to the Company of its failure to comply with its reporting covenants or commence any proceeding with respect to their rights and remedies thereunder, (c) the continued treatment of display rack costs as capital expenditures for purposes of the Credit Agreement, (d) an increase in the margins applicable to borrowings under the Credit Agreement during the period that the Restatement is in process, and (e) additional limitations affecting the Company’s ability to repurchase its outstanding senior subordinated notes, make certain restricted payments and to give consideration to noteholders to waive the failure to comply with the reporting covenant under its indentures, in each case during the period that the Restatement is in process. The Waiver also provides for an increase in margins applicable to borrowings in the event of a downgrade in the ratings by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services of the debt under the Credit Agreement to the extent such downgrade is effective within one month after completion of the Restatement and is expressly attributable to the Restatement.

Item 2.02. Results of Operations and Financial Condition.

The Company intends to restate certain of its previously issued financial statements included or otherwise summarized in its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and its Quarterly Report on Form 10-Q for each of the quarters ended June 30, 2005 and September 30, 2005. The Company’s estimated impact to financial results of operations resulting from the Restatement are described under Item 7.01 below and have been prepared by the Company’s management and represent management’s preliminary assessment of the Restatement. Until this assessment is finalized, however, it is subject to change.

The information under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 8, 2006, based upon the recommendations of its management and the audit committee of its board of directors, the Company’s board of directors concluded that the Company’s previously issued financial statements included or otherwise summarized in its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (including the accompanying report of the Company’s independent registered public accounting firm) and its Quarterly Report on Form 10-Q for each of the quarters ended June 30, 2005 and September 30, 2005 should no longer be relied upon. As a result of this conclusion the Company intends to restate such financial statements. The Company expects to file the restated financial statements with the SEC by June 28, 2006.

Currently, the Company believes that the Restatement will primarily address reclassifications related to accounting for display rack costs, which are expected to result in a reduction of the Company’s revenues, but not change operating income and net income, and not impact Debt Covenant EBITDA. Other than the potential tax benefit described below, this matter will have no impact on historical cash balances. In addition, the Company currently believes that the Restatement will reflect other miscellaneous less significant adjustments that the Company has identified to date. See Item 7.01 below.

The Company’s management has discussed the Restatement with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

As a result of the Restatement, the Company will delay the announcement of its earnings for the quarter ended December 31, 2005 and the filing of its Quarterly Report on Form 10-Q for that quarter.

Item 7.01. Regulation FD Disclosure.

Although the Company’s analysis is not yet complete, the Company currently expects the Restatement to address the following items.

The first item relates to accounting for costs of retail display racks. The Company currently intends to make certain reclassifications relating to this item, in an amount it expects to approximate $20 million for the fiscal year ended March 31, 2005, on its balance sheet, income statement and cash flows statement. Previously, the Company recognized rack costs under Property and Equipment. The Company now intends to recognize these costs as a Deferred Cost Asset. Consistent with retail display allowances and retail display payments, the Company intends to treat the rack cost amortization as a reduction to circulation revenue in its income statement. Previously, the Company recognized the amortization under Depreciation and Amortization. Finally, in the cash flows statement, the net of the cost and current year amortization will be reflected under Cash Flows from Operating Activities, whereas the Company historically has reflected the cost under Cash Flows from Investing Activities, as purchases of racks and the corresponding amortization under cash flows from operations, as an add back to net income, under Depreciation and Amortization.

As a result of the foregoing reclassifications, the Company’s revenues will be reduced and its operating income and net income would not be impacted. There will be no impact to the cash flows statement in the aggregate, aside from the line item changes described in the immediately preceding paragraph, and there will be no effect on Debt Covenant EBITDA (described under Item 8.01 below).

The Company expects a potential cash benefit as a result of this reclassification in the form of a refund of approximately $14 million from prior years’ federal income taxes, as the Company’s research supports an immediate write-off of the display rack costs for income tax purposes. For financial reporting purposes, the Company intends to amortize the display rack costs over the terms of the relevant agreements (which are typically 36 months). The Company also intends to reverse approximately $2 million in previous tax reserves related to other types of taxes, which would no longer be required.

The second item relates to a subscription marketing program for the Company. The Company currently estimates that the impact of this adjustment on its revenue and Debt Covenant EBITDA will be a decrease of approximately $1 million to $3 million per year for each of the fiscal years ended March 29, 2004 and March 31, 2005, as well as the current fiscal year ending March 31, 2006, with the aggregate effect on revenue and on Debt Covenant EBITDA for all of these fiscal years approximating $6 million. There will be no impact on the Company’s future cash flow as a result of the matters described in this paragraph.

The third item relates to a paid time-off accrual and is in large part due to legal requirements in California that mandate an accrual relating to an individual’s paid time-off days, on a cumulative basis. The total accrual is approximately $1.5 million, which the Company anticipates will be allocated over the four-year period ended March 31, 2005.

Additional less significant items may also be reflected in the Restatement. In the aggregate, for the fiscal years ended March 31, 2005 and ending March 31, 2006, the Company currently anticipates that these additional adjustments will total between $2 million and $3 million per year.

While this Current Report describes items for which the Company has preliminarily determined the Restatement is appropriate at this time, and while the Company is not aware of any other material accounting issues requiring adjustment to or other restatement of any of its previously issued financial statements at this time, there can be no assurance that the Company will not find additional accounting issues requiring adjustment or restatement during the course of completing the Restatement or that the assumptions used by the Company to estimate the impact on prior years will not differ from the assumptions currently used by the Company in making such estimates.

The information under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Disclosure Controls and Procedures

As previously disclosed, the Company’s principal executive officer and principal financial officer concluded that a material weakness existed in its internal control over financial reporting related to the Company’s lack of a sufficient complement of personnel with a level of financial reporting expertise commensurate with the Company’s financial reporting requirements to resolve non-routine or complex accounting matters. The Company continues to assess its disclosure controls and procedures and to take steps to remediate the material weakness described above, including the Company’s recent hiring of a new chief financial officer and a new chief operating officer and other members of its financial reporting staff, as well as its intent to hire a new chief accounting officer to further strengthen the Company’s senior leadership team.

Debt Covenant EBITDA

The Credit Agreement requires the Company to be in compliance with certain maintenance covenants, which include maintaining specified leverage ratios, a consolidated interest expense ratio and a consolidated fixed charge ratio. Calculations of the ratios use a “Debt Covenant EBITDA.” Debt Covenant EBITDA is a non-GAAP financial measure and should not be construed as a measurement of financial performance. Debt Covenant EBITDA is presented to identify add-backs to and deductions from net income as required under the terms of the Credit Agreement. Accordingly, Debt Covenant EBITDA is presented in the Company’s filings with the SEC as it is a meaningful measurement for the Company’s debt compliance.

The Company will supply a full reconciliation of net income to Debt Covenant EBITDA for its fiscal year ending March 31, 2006, the first required reporting period under the Credit Agreement.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

Date: February 14, 2006	By:	/s/ Carlos A. Abaunza
	Name:	Carlos A. Abaunza
	Title:	Senior Vice President/Chief Financial Officer